CONSENT OF COUNSEL


                  We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A of Georgia Daily Municipal Income Fund, Inc. as filed with the Securities and Exchange Commission on or about September 27, 2001.


PAUL, HASTINGS, JANOFSKY & WALKER LLP



New York, New York
September 27, 2001